EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of BG Staffing, Inc. of our report dated March 12, 2020, relating to the consolidated financial statements and our report dated March 12, 2020, relating to the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of BG Staffing, Inc. for the year ended December 29, 2019.

/s/ Whitley Penn LLP

Dallas, Texas
December 8, 2020